Exhibit 99.1

Media Susan Neath Porter Novelli Life Sciences (609) 529-0676	Raj Shrotriya President & CEO Spectrum Pharmaceuticals (949) 743-9295	Russell Skibsted SVP & Chief Business Officer Spectrum Pharmaceuticals (949) 743-9234

Spectrum Pharmaceuticals to Receive $5 Million
Milestone Payment from PAR Pharmaceutical for
Sumatriptan Injection
•	Spectrum Received Tentative Approval for Sumatriptan Injection from the FDA in October 2006
IRVINE, Calif., November 13, 2006— Spectrum Pharmaceuticals, Inc. (NASDAQ: SPPI) today announced that it will receive a $5 million milestone payment under its agreement with Par Pharmaceutical Companies, Inc. (NYSE:PRX) for sumatriptan injection. Sumatriptan injection is a prescription medicine for the acute treatment of migraine attacks. The branded product, Imitrex®, is marketed by GlaxoSmithKline.
“The tentative approval of sumatriptan injection and the subsequent payment we will receive from PAR Pharmaceutical is yet another milestone achieved by our team in the past couple of months, and is further validation of the strength of our business model. This cash infusion is consistent with our mission to bring funds into the company without unnecessarily diluting our current investors,” stated Rajesh C. Shrotriya, M.D., Chairman, Chief Executive Officer and President of Spectrum Pharmaceuticals, Inc. “Our partner for sumatriptan injection, PAR Pharmaceutical, is responsible for the sale and distribution of the drug and we will receive the majority of profits from the sale of this product.”
Earlier this year, Spectrum formed a strategic alliance with PAR Pharmaceutical for the sale and distribution of some of its generic drugs. The terms of the agreement stated that Spectrum would receive certain milestone payments on achievement of specified regulatory approvals and that Spectrum and PAR would share the profits from the sale of Spectrum’s generic products. In addition, PAR agreed to make an equity investment in Spectrum by early 2008. The amended agreement states that Spectrum will receive a $5 million payment from PAR related to sumatriptan injection, which was granted tentative approval by the FDA in October 2006, in satisfaction of any future milestone or equity commitment by Par.
Therefore, Spectrum will not issue any shares of its common stock to PAR Pharmaceutical in relation to this milestone payment or any other transaction. In addition, Par will focus solely on the marketing and distribution of sumatriptan injection pursuant to the amended agreement.
About Spectrum Pharmaceuticals
Spectrum Pharmaceuticals opportunistically acquires and advances a diversified portfolio of oncology drug candidates that meet critical health challenges for which there are few other treatment options. Spectrum’s expertise lies in identifying undervalued drug candidates with demonstrated safety and efficacy, and adding value through further clinical development and selection of the most viable and low-risk methods of commercialization. The company’s pipeline includes promising early and late-stage drug candidates with unique formulations and mechanisms of action that address the needs of seriously ill patients, such as at-home chemotherapy and new treatment regimens for refractory disease. For more information, please visit our website at www.spectrumpharm.com.
Forward-looking statements
This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, Spectrum’s ability to identify, acquire and develop its portfolio of drug candidates, the Company’s promising pipeline, our mission to bring funds into the company without unnecessarily diluting our current investors, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that past results may not be indicative of future results, the possibility that price and other competitive pressures may make the marketing and sale of our generic drugs not commercially feasible, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of significant revenues, our limited human and financial resources, our limited experience in establishing strategic alliances, our limited marketing experience, our limited experience with the generic drug industry, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.
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